Section 906 Certification

Gary Marshall, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of the Aberdeen Funds (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Funds	Aberdeen Funds

/s/ Gary Marshall	/s/ Andrea Melia
Gary Marshall	Andrea Melia

Date: January 9, 2012	Date: January 9, 2012